Exhibit 9.01

VOTING TRUST AGREEMENT

This Voting Trust Agreement is made on Sept. 18, 1990 (the “Agreement”), between those shareholders of the Bank of Guam subscribing their names to this Agreement on the execution page of this Agreement (jointly and severally, the “Shareholders”) and Jesus S. Leon Guerrero, as trustee (the “Trustee”). All of the above parties shall be referred to collectively as the “Parties”.

R E C I T A L S:

A. This Agreement is made for the purpose of securing continuity and stability in the management and policies of the Bank of Guam, a Guam corporation (the “Bank”) and thereby protecting the investment of the Shareholders.

B. The Trustee is the President and Chairman of the Board of Directors of the Bank and is also one of the Shareholders.

C. The Shareholders desire to grant to the Trustee certain powers and rights with respect to the shares of common stock of the Bank owned by the Shareholders, either directly or beneficially, as of the date of this Agreement, a list of which shares along with the certificate numbers are attached hereto as Exhibit A (the “Shares”).

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I. CONDITION

Section 1.01. Condition of Effectiveness. The effectiveness of this Agreement is conditioned upon the approval of this transaction by the Guam Banking Commission and such other governmental approvals as may be required by the laws of the United States or Guam.

ARTICLE II. LEGEND ON SHARE CERTIFICATES

Section 2.01. Legend on Share Certificates. Promptly upon execution of this Agreement, each of the Shareholders shall deliver to the Bank the share certificates representing all of the Shares (the “Share Certificates”) for the purpose of imprinting the following legend on the face of each Share Certificate.

“THE VOTING RIGHTS OF THE SHARES REPRESENTED BY THIS SHARE CERTIFICATE AND THE SALE, TRANSFER AND HYPOTHECATION OF THE SHARES ARE RESTRICTED BY PROVISIONS OF A VOTING TRUST AGREEMENT BETWEEN CERTAIN SHAREHOLDERS OF THE BANK OF GUAM AND JESUS S. LEON GUERRERO, AS TRUSTEE, AND

THE BANK OF GUAM DATED September 18, 1990. A COPY OF THE VOTING TRUST AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE BANK OF GUAM AND ALL OF THE PROVISIONS OF THE VOTING TRUST AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS SHARE CERTIFICATE.”

Section 2.02. Filing of Copy of Agreement. The Trustee shall deliver a copy of this Agreement to the Secretary of the Bank. This Agreement may be inspected by any shareholder of the Bank or any agent of any such shareholder upon the same terms as the records of the Bank may be inspected by such persons.

ARTICLE III. RESTRICTIONS ON TRANSFER OF SHARES

Section 3.01. Transfer Restrictions. No Shareholder may transfer or in any way dispose of any of his or her Shares or any right or interest therein without first complying with the provisions of this Article III: provided, however, that a transfer by a Shareholder of his or her Shares to his or her spouse or to his or her direct descendants or to a spouse of his or her descendants or to a trust for the benefit of the Shareholder or any of the foregoing or to a corporation wholly owned by the Shareholder or any of the foregoing (a “Permitted Transferee”) shall not be subject to the transfer restrictions of this Article III. Any Permitted Transferee who receives any of the Shares shall automatically become a party to this Agreement, and hold all such Shares subject to all of the provisions and restrictions of this Agreement, and such Shares may not thereafter be transferred except in the manner and on the terms provided in this Agreement.

Section 3.02. Transfer Notice. At least thirty (30) days prior to any proposed transfer, other than a transfer to a Permitted Transferee, by any Shareholder (the “Transferring Shareholder”) of any of his or her Shares, or any right or interest therein, the Transferring Shareholder will provide written notice (the “Transfer Notice”) to the Trustee and the other Shareholders (the “Non-Transferring Shareholders”). The Transfer Notice will set forth the name of the proposed transferee, the number of Shares to be transferred, the price offered per Share, the terms of payment, and any other terms and conditions of the proposed transfer (the “Transferee’s Terms and Conditions”).

Section 3.03. Meeting. Upon receipt of the Transfer Notice, the Trustee will call a meeting of the Non-Transferring Shareholders so that they may exercise the right to purchase the Shares of the Transferring Shareholder. Such meeting will be held within twenty (20) days from the date of service of the Transfer Notice upon the Trustee.

Section 3.04. Right to Purchase Shares. The Non-Transferring Shareholders shall have the right to purchase the Shares from the Transferring Shareholder upon the same terms and conditions as set forth in the Transfer Notice. The Non-Transferring Shareholders electing to purchase the Shares (the “Electing Shareholders”) may purchase such Shares in the proportion that the number of Shares held by each Electing Shareholder bears to the total number of Shares held by all Electing Shareholders, or in such other proportions as the Electing Shareholders may otherwise agree.

Section 3.05. Purchase of One Hundred Per Cent. The right of the Non-Transferring Shareholders to exercise the right to purchase the Shares of the Transferring Shareholder as set forth in this Article III is subject to and dependent upon their purchase of one hundred per cent (100%) of the Shares set forth in the Transfer Notice.

Section 3.06. Exercise of Option. To exercise the right to purchase the Shares of the Transferring Shareholder, the Trustee on behalf of the Electing Shareholders will serve, within thirty (30) days of the date of service of the Transfer Notice upon the Trustee, written notice upon the Transferring Shareholder setting forth the names of each Electing Shareholder and the number of Shares each Electing Shareholder has elected to purchase. Any Shares purchased by the Electing Shareholders pursuant to this Article III shall continue to be held subject to all of the provisions and restrictions of this Agreement, and may not thereafter be transferred except in the manner and on the terms provided in this Agreement.

Section 3.07. Transfer to Transferee. If, within thirty (30) days from the date of service of the Transfer Notice upon the Trustee, the Non-Transferring Shareholders have not elected to purchase all the Shares of the Transferring Shareholder on the terms and conditions set forth in the Transfer Notice, the Transferring Shareholder may then transfer the Shares free of the provisions and restrictions of this Agreement to the proposed transferee, but only at the price and upon the terms and conditions set forth in the Transfer Notice.

Section 3.08. Limitation on Transfer. If the Shares have not been transferred to the proposed transferee within forty (40) days from the date of service of the Transfer Notice upon the Trustee, the Shares may not thereafter be transferred except in the manner and on the terms provided in this Agreement.

Section 3.09. Transfers in Violation of Article III. Any transfer in violation of this Article III shall be subject to the provisions of Article IV.

ARTICLE IV. PROHIBITED TRANSFERS.

Section 4.01. Option to Purchase. If any Shareholder transfers or disposes of any of his Shares without complying with the provisions of Article III of this Agreement (a “Prohibited Transfer”), the Transferee shall then hold all of such Shares subject to all of the provisions and restrictions of this Agreement, and such Shares may not thereafter be transferred except in the manner and on the terms provided in this Agreement. Additionally, the Non-Transferring Shareholders shall have the option (the “Option”) to purchase the Shares of the Transferee for cash at the purchase price as hereinafter determined (the “Purchase Price”). The term of the Option (the “Option Term”) shall continue from the date of the Prohibited Transfer until three (3) years following receipt by the Trustee and the Non-Transferring Shareholders of written notice of the Prohibited Transfer (the “Prohibited Transfer Notice”). The Prohibited Transfer Notice shall set forth the name of the Transferring Shareholder, the name of the Transferee, the consideration paid for the Shares, if any, and the date of the Prohibited Transfer.

Section 4.02. Shareholder Notice of Meeting. If at any time during the Option Term any Non-Transferring Shareholder desires to exercise the option, such Non-Transferring Shareholder shall provide written notice to the Trustee and the other Non-Transferring Shareholders stating that such Non-Transferring Shareholder desires to exercise the Option to purchase the Shares of the Transferee (the “Shareholder Notice”). Upon receipt of the Shareholder Notice, the Trustee shall call a meeting of the Non-Transferring Shareholders. The meeting of the Non-Transferring Shareholders will be held within thirty (30) days from the date of service of the Shareholder Notice upon the Trustee. The election to exercise the Option shall be made only upon a vote of a Majority-In-Interest of the Shares. If a Majority-In-Interest does not agree to exercise the Option to purchase the Shares, the Option shall continue and any Shareholders may thereafter send a new Shareholder Notice in accordance with this Section 4.02.

Section 4.03. Shares Purchased in Proportion to Ownership. When a Majority-In-Interest of the Shares agree to exercise the Option, the Shares subject to the Option shall be purchased in the proportion that the number of Shares held by each Non-Transferring Shareholder electing to purchase the Shares (the “Electing Shareholder”) bears to the total number of Shares held by all Electing Shareholders, or in such other proportion as the Electing Shareholders may otherwise agree.

Section 4.04. Purchase of One Hundred Per Cent (100%). The right of the Non-Transferring Shareholders to exercise the Option is subject to and dependent upon the purchase of one hundred per cent (100%) of the Shares received by the Transferee.

Section 4.05. Exercise of Option. To exercise the Option, the Trustee, on behalf of the Electing Shareholders shall serve written notice upon the Transferee (the “Option Notice”) exercising the Option and setting forth the name of each Electing Shareholder and the number of Shares each Electing Shareholder has elected to purchase.

Section 4.06. Agreement on Purchase Price. The Purchase Price for the Shares subject to the Option shall be the lower of the Fair Market Value of the Shares at the time of the Prohibited Transfer (the “Transfer Fair Market Value”) or the Fair Market Value at the time of the exercise of the Option (the “Option Fair Market Value”). Within sixty (60) days following the Option Notice, the Transferee and the Electing Shareholders, shall agree upon the Purchase Price. If the parties are unable to agree on the Purchase Price within said sixty (60) day period, then within thirty (30) days after the expiration of that period, the Transferee and the Electing Shareholders shall each engage at their own cost an appraiser to act on their behalf in determining the Purchase Price for the Shares. If either the Electing Shareholders or the Transferee fail to appoint an appraiser within such thirty (30) day period, then the single appraiser appointed shall be the sole appraiser and shall set the Purchase Price for the Shares subject to the Option. If the two appraisers are appointed and they are unable to agree on the Purchase Price within thirty (30) days after the appointment of the second appraiser, then the two appraisers, within fifteen (15) days after the expiration of such thirty (30) day period, shall select a third appraiser. The Transferee and the Electing Shareholders shall each bear one-half (1/2) of the cost of the third appraiser. Within fifteen (15) days after the selection of the third appraiser a majority of the appraisers shall agree upon the Purchase Price. If a majority of the appraisers is unable to agree upon the Purchase Price within the stipulated period, each appraiser shall within fifteen (15) days thereafter rendered a separate appraisal. The Purchase Price arrived at by the three appraisers shall be averaged and the resulting average shall be deemed the Purchase Price. However, in the event that the Purchase Price arrived at in any of the appraisals is more than ten per cent (10%) higher or lower than the middle appraised Purchase Price, such higher or lower appraisal shall be discarded and the remaining two appraised values shall be averaged, if there are two; or the middle appraised value shall be used if there is only one.

Section 4.07 Purchase of Shares. Within thirty (30) days following the determination of the Purchase Price, the Electing Shareholders shall purchase all of the Shares of the Transferee received in the Prohibited Transaction for cash. The Shares purchased shall continue to be held pursuant to the provisions and restrictions of this Agreement, and may not thereafter be transferred except in the manner and on the terms provided in this Agreement.

ARTICLE V. VOTING AND ACTION BY TRUSTEE

Section 5.01. Voting of Shares. Except as otherwise specifically provided in Section 5.02 and Section 10.01, the Trustee shall possess and have unrestricted discretion with respect to the Shares to exercise, in person or by his nominee or proxy, the unqualified right to vote, consent to or take any shareholder action of any kind whatsoever concerning the Bank; provided, however, that in selecting a nominee or proxy under this Agreement, the Trustee shall select only a nominee or proxy who is either a Shareholder, a member of the Board of Directors of the Bank or an officer of the Bank holding the position of Assistant Vice President or above. The right of the Trustee to vote, consent to or take any shareholder action with respect to the Shares shall include, without limitation, the right (subject to the provisions of Section 10.01) to vote for or against the election of any director (including the right to vote for himself and/or any member of his family as a director); to vote for or against the removal of any director; to vote for or against any resolution; to vote for or against any proposed dissolution or liquidation, merger or consolidation of the Bank; to vote for or against a sale of all or substantially all of the Bank’s assets; to vote for or against the issuance or creation of additional securities; to vote for or against the creation of a holding company for the Bank: to consent or not consent to any matter which may require the consent of the Shareholders of the Bank; or to vote for or against any matter which may be presented at any meeting of the shareholders of the Bank (whether or not notice of such matter to be voted on has been given to the Shareholders), including the right to vote for any matter which may be of benefit to the Trustee or members of the Trustee’s family or to vote against any matter which may be of detriment to the Trustee or members of the Trustee’s family. The right to vote for or against any matter shall include the right to abstain or otherwise withhold a vote on that matter.

Section 5.02. Notice of Shareholder Action. To the extent feasible, the Trustee shall provide each of the Shareholders with at least ten (10) days written notice of any action which the Trustee proposes to take prior to exercising the right to vote, consent to or take any shareholder action as authorized under this Agreement. The Trustee may exercise the right to vote, consent to or take the proposed shareholder action set forth in the notice to the Shareholders unless the Trustee is advised within ten (10) days following the date of service of the notice upon the Shareholders in writing by Shareholders holding a Majority-In-Interest of the Shares that the Trustee is not authorized to take the proposed action.

Section 5.03. Trustee’s Relationship with Bank. The Trustee, his agents or affiliates, may contract, or have any financial dealings, with the Bank, or any of its affiliated corporations, as fully and freely as though the Trustee were not a Trustee under this Agreement. The Trustee, his employees or agents, may act as directors or officers of the Bank or of any of its affiliated corporations.

Section 5.04. compensation of Trustee. The Trustee shall serve without compensation.

Section 5.05. Expenses. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, and to employ and pay such agents, attorneys, and consultants as the Trustee may deem necessary and proper for administering this Agreement. The Shareholders and each of them agree to reimburse the Trustee for such expenses and charges in proportion, to that Shareholder’s proportionate interest in the Shares at the time such expense or charge is incurred. The Shareholders authorize the Bank, upon written application by the Trustee, to deduct any such expenses and charges not paid by the Shareholders from dividends or other distributions to be made to such Shareholders and to pay such sums to the Trustee. The Trustee shall be entitled to a lien for such expenses and charges upon the Shares, funds, or other property of the Shareholders in the possession of the Bank.

Section 5.06. Trustee’s Liability. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction or other paper or document or signature believed to be genuine and to have been signed by the proper party or parties. The Trustee shall not be liable for any error of judgment or mistake of fact or law, or for any action or omission undertaken in good faith concerning his powers and duties under this Agreement. The Trustee may consult with legal counsel, and any action taken under this Agreement in good faith by the Trustee in accordance with the opinion of legal counsel shall be binding and conclusive on the Parties.

ARTICLE VI. DIVIDENDS AND NEW SHARES

Section 6.01. Cash Dividends. The Shareholders shall be entitled to receive all cash dividends except as provided in Section 5.05.

Section 6.02. Additional Shares. If any Shareholder receives any additional shares of the Bank during the term of this Agreement (the “Additional Shares”), as a dividend, or distribution, or through the exercise of subscription rights or through purchase, gift, inheritance or otherwise, such Additional Shares shall become subject to all of the provisions and restrictions of this Agreement, and may not thereafter be transferred except in the manner and on the terms provided in this Agreement. The Trustee shall amend Exhibit A of this Agreement to reflect the Shareholder’s receipt of such Additional Shares.

ARTICLE VII. TRUSTEE

Section 7.01. Term of Trustee. Unless the Trustee resigns, becomes incapacitated, or dies, the Trustee shall serve for the entire term of this Agreement. The Trustee’s successor shall be appointed as provided in Section 7.03 of this Agreement.

Section 7.02. Resignation of Trustee. The Trustee may at any time resign by giving written notice of his resignation to the Shareholders.

Section 7.03. Successor Trustee. The Executing Trustee (as hereinafter defined) shall have the right to name in writing a successor Trustee (the “Successor Trustee”) to succeed him as trustee under this Agreement. The Trustee shall deliver written notice of the name of the Successor Trustee to the Shareholders and the Bank. The Trustee shall have the right to change the name of the Successor Trustee upon written notice to the Shareholders and the Bank at any time before the Trustee resigns, becomes incapacitated, or dies. If the Trustee does not name a Successor Trustee, or if the Successor Trustee is unable to act or does not agree to act as Trustee under this Agreement, then the Successor Trustee shall be elected by an affirmative vote of a majority in interest of the Shares. If the Executing Trustee names his Successor Trustee, that Successor Trustee shall have the same right as the Executing Trustee to name in writing his Successor Trustee. Thereafter the Successor Trustee shall be elected by an affirmative vote of a Majority-In-Interest of the Shares.

Any Successor Trustee shall execute a copy of this Agreement agreeing to act as Trustee in accordance with the terms of this Agreement.

ARTICLES VIII. BOOKS AND RECORDS

Section 8.01. Record of Shares. The Trustee shall request the Bank to maintain a record of all Share Certificates of the Bank which are subject to this Agreement, indicating the name in which the Shares are held, the date of issuance of the Shares, the class and series of the Shares, the number of the Shares, and the number of the certificate or certificates representing those shares.

Section 8.02. Inspection of Records. The books and records of this Trust shall be open to inspection by any of the Parties at any reasonable time. The inspection may be made at the office of the Bank and shall include the right to make copies of the books and records; provided, however, that any such activity must be conducted with reasonable notice first given to the Bank and the Trustee.

ARTICLE IX. TERM OF TRUST

Section 9.01. Irrevocability or Trust. Except as otherwise provided in this Agreement, the Trust created by this Agreement is hereby expressly declared to be irrevocable.

Section 9.02. Termination. This Agreement shall terminate thirty (30) years after the date of this Agreement or upon any later date to which the term of this Agreement is extended by the Shareholders and the Trustee in writing.

Notwithstanding the preceding paragraph, this Agreement shall terminate no later than twenty-one (21) years, plus any period of gestation involved, after the death of the last of the Executing Shareholders’ natural children living on the date of this Agreement. It is the intent and purpose of this clause that this Agreement shall terminate within the period of the rule against perpetuities and that no interest created herein shall be construed in such a manner that it will be invalid under that rule.

Section 9.03. Termination by Majority. The Shareholders Agree that this Agreement may be terminated by the vote of a Majority-In-Interest of the Shares owned by the Shareholders at a meeting called by any Shareholder upon thirty (30) days written notice.

ARTICLE X. REPRESENTATION ON THE BOARD

Section 10.01. Representation. The Trustee and his son, Anthony A. Leon Guerrero, are directors of the Bank. Each of the Shareholders executing this Agreement (the “Executing Shareholders”) is a director of the Bank, except (1) Rosario Untalan, whose son (Edward Untalan) is filling her directorship (2) Roger Crouthamel, whose father-in-law (John Kerr) is a director of the Bank, and an Executing Shareholder, (3) Anita Wu Chan, whose deceased husband (Raymond L.M. Chan) was a director of the Bank, and (4) Francisco Leon Guerrero, whose son (Martin Dela Rosa Leon Guerrero) is filling his directorship. The Trustee agrees that so long as the shares which are the subject of this Agreement continue to be held of record by one of the Executing Shareholders, or by a Permitted Transferee of such Executing Shareholder the Trustee shall nominate and vote the Shares to the extent such shares are not required to elect himself and his son, Anthony A, Leon Guerrero, to the Board of Directors of the Bank, (a) to reelect to the Board of Directors each Executing Shareholder who is presently a director and each Executing Shareholder who presently has a person filling his or her directorship, or (b) if such Executing Shareholder is unwilling or unable to act as a director, to elect a Permitted Transferee of that Executing shareholder, as determined by the person or entity holding legal title to the Shares, to fill his or her vacancy on the Board of Directors of the Bank. If there is one or more vacancies on the Board of Directors and this Agreement does not require the Trustee to fill that vacancy by voting the Shares for an Executing Shareholders or a Permitted Transferee of an Executing Shareholder, then the Trustee shall nominate and vote the Shares to the extent the Shares are not previously committed, to elect Anita Wu Chan or one of her Permitted Transferees to fill such vacancy. If there is no Permitted Transferee over the age of twenty one (21) years or if the person or entity holding legal title to the Shares does not determine which Permitted Transferee is to fill such vacancy, then the Trustee shall nominate and vote such Shares in his sole discretion. Notwithstanding anything to the contrary herein, the Trustee shall not vote the Shares for any person who is disapproved by a majority in interest of the Shares in accordance with Section 5.02 of this Agreement.

ARTICLE XI. MISCELLANEOUS

Section 11.01. Place of Performance. This Agreement is made, executed, and entered into at Agana, Guam, and it is mutually agreed that this performance of this Agreement shall be made at Agana, Guam.

Section 11.02. Governing Law. This Agreement is intended by the Parties to be governed and construed in accordance with the laws of the Territory of Guam as in effect on the date of execution of this Agreement.

Section 11.03. Partial Invalidity. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

Section 11.04. Construction by Trustee. The Trustee is authorized and empowered to construe this Agreement and his reasonable construction made in good faith shall be conclusive and binding upon all Parties.

Section 11.05. Definitions. Except as specifically provided herein, the use of the terms “Trustee” shall include a Successor Trustee; the use of the term “Executing Trustee” shall mean that Trustee executing this Agreement and shall not include a Successor Trustee; the use of the term “Shareholders” shall include Permitted Transferees; and the use or the term “Executing Shareholders” shall mean only those Shareholders executing this Agreement and shall not include Permitted Transferees. The term “Majority in Interest of the Share” as used in this Agreement shall mean a majority of the number of shares owned by the Shareholders.

Section 11.06. Merger or Consolidation. In the event that the Bank shall merge into or consolidate with another corporation or corporations, or in the event that all or substantially all of the assets of the Bank are transferred or substantially all of the assets of the Bank are transferred to another corporation the shares of which are issued to shareholders of the Bank in connection with such transfer, then the term “Bank” shall be construed to include such successor corporation and the Trustee shall receive and hold under this Agreement the same rights in the Shares of the successor corporation owned by the Shareholders as he holds in the Shares of the Bank owned by the Shareholders under this Agreement before such merger, consolidation, or transfer.

Section 11.07. Notice to Trustee. Any notice to be given to the Trustee under this Agreement shall be sufficiently given if mailed postage prepaid to the Trustee at Post Office Box BW, Agana, Guam 96910, or at such other address as the Trustee may from time to time designate by written notice given to the Shareholders.

Section 11.08. Notice to Shareholders. Any notice to be given to the Shareholders shall be sufficiently given if mailed, postage prepaid, to the Shareholders at the addresses of such Shareholders appearing on the books and records of the Bank. Any notice delivered under this Agreement shall be deemed to have been delivered at the time deposited in the mail.

Section 11.09. Execution of Counterparts. This Agreement shall be prepared in multiple copies and forwarded to each of the Parties for execution. All of the signatures may be affixed to one copy or to separate copies and when all such copies are received, and signed by all the Parties, they shall constitute one Agreement. The Trustee shall request the Bank to keep all of such signed copies, to conform one copy to show all of the signatures and the dates thereof, to mail a copy of such conformed copies to be filed in the office of the Secretary of the Bank.

Section 11.10. Amendment or Agreement. If at any time the Trustee deems it advisable to amend this Agreement, he shall submit such amendment to the Shareholders for their approval at a special meeting of such Shareholders which shall be called for that purpose. If, at such meeting, or any adjournment thereof, the proposed amendment shall be approved by the affirmative vote of a Majority In Interest of the Shares owned by the Shareholders, the proposed amendment so approved shall become a part of this Agreement as if originally incorporated herein; provided, however, that no such amendment shall adversely and materially affect the rights as a group of those Shareholders not approving the amendment; and further provided that the term of this Agreement may only be extended by an amendment unanimously approved by the Shareholders and the Trustee.

Section 11.11. Advice of Counsel. Each of the Parties agrees and represents that he or she has been represented by his or her own counsel with regard to the execution of this Agreement or that, if acting without counsel, he or she has had adequate opportunity and has been encouraged to take the advice of his or her own counsel before the execution of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

TRUSTEE

/s/ Jesus S. Leon Guerrero
Jesus S. Leon Guerrero

Dated: 9-18-90

/s/ ANTHONY A. LEON GUERRERO
ANTHONY A. LEON GUERRERO
SUCCESSOR TRUSTEE

SHAREHOLDERS/RECORD NAME	CONSENT OF SPOUSE

/s/ Francisco C. Leon Guerrero	/s/ Ignacia D.R. Leon Guerrero
Francisco C. Leon Guerrero	Ignacia D.R. Leon Guerrero

Dated:

CONSENT OF CORPORATION
Ignacia Corporation

Dated:	By:	/s/ Martin D. Leon Guerrero
	Name:	Martin D. Leon Guerrero
	Title:	President

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Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

FRANCISCO C. LEON GUERRERO

STOCK	NAMES	SHARES
100611	Francisco C. Leon Guerrero or Ignacia D.R. Leon Guerrero	13,200
102432	Francisco C. Leon Guerrero or Ignacia D.R. Leon Guerrero	135
102421	Ignacia Corporation	1,348
102422	Ignacia Corporation	1,300
102423	Ignacia Corporation	21,702
102424	Ignacia Corporation	11,136
102425	Ignacia Corporation	1,200
102426	Ignacia Corporation	3,720
	TOTAL SHARES:	53,741

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Roger P. Crouthamel		/s/ Leslie K. Crouthamel
Roger P. Crouthamel		Leslie K. Crouthamel

Dated:	10-12-90

/s/ Roger P. Crouthamel
Dated:		Roger P. Crouthamel, Trustee of the Jean Kerr Exemption Trust

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Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

ROGER P. CROUTHAMEL

STOCK	NAMES	SHARES
102532	Roger P. Crouthamel and Leslie K. Crouthamel	465
102706	Roger P. Crouthamel or Leslie K. Crouthamel	175
103044	Roger P. Crouthamel or Leslie K. Crouthamel	58,853
102490	Jean Kerr Exemption Trust	25,000

	TOTAL SHARES:	84,493

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE CORPORATION Casimiro Investment Inc.

/s/ Rosario F. Untalan		By:	/s/ Rosario F. Untalan
Rosario F. Untalan		Name:
Dated:	11-5-90	Title:	President

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Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

ROSARIO F. UNTALAN

STOCK	NAMES	SHARES
100684	Jose L.G. Untalan or Rosario F. Untalan	1,200
101957	Jose L.G. Untalan or Rosario F. Untalan	310,000
102433	Jose L.G. Untalan or Rosario F. Untalan	135
102520	Jose L.G. Untalan Rosario F. Untalan	156
102539	Jose L.G. Untalan or Rosario F. Untalan	2,340
102669	Jose L.G. Untalan or Rosario F. Untalan	500
102711	Jose L.G. Untalan or Rosario F. Untalan	3,516
102884	Jose L.G. Untalan or Rosario F. Untalan	491
102961	Jose L.G. Untalan or Rosario F. Untalan	2,094
102882	Casimiro Investment Inc.	2,000
102883	Casimiro Investment Inc.	2,500
103050	Casimiro Investment Inc.	4,446
	TOTAL SHARES:	329,378

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Pedro P. Ada. Jr.		/s/ Fe P. Ada
Pedro P. Ada. Jr.		Fe P. Ada
Dated:	Sept 24, 1990

CONSENT OF CORPORATION
Dated:	Sept 24, 1990	Ada’s Trust and Investment, Inc.

By: /s/ Pedro P. Ada, Jr.
		Name:	Pedro P. Ada, Jr.
Dated:		Title:	Chairman

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Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

PEDRO P. ADA JR.

STOCK	NAMES	SHARES
102855	Pedro P. Ada Jr. or Fe P. Ada	12,392
102971	Ada’s Trust and Investment, Inc.	41,398
	TOTAL SHARES:	53,790

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Ralph G. Sablan		Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

/s/ Ralph G. Sablan		/s/ Maryanne G. Sablan
Dated: 10/5/90

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

RALPH G. SABLAN

STOCK	NAMES	SHARES
101260	Ralph G. Sablan, M.D. and Maryanne G. Sablan	49,500
101767	Ralph G. Sablan, M.D. or Maryanne G. Sablan	24,622
101772	Ralph G. Sablan, M.D. or Maryanne G. Sablan	20,322
102111	Ralph G. Sablan, M.D. or Maryanne G. Sablan	1,600
102360	Ralph G. Sablan, M.D. or Maryanne G. Sablan	2,200
102528	Ralph G. Sablan, M.D. or Maryanne G. Sablan	1,200
102586	Ralph G. Sablan, M.D. or Maryanne G. Sablan	720
102671	Ralph G. Sablan, M.D. or Maryanne G. Sablan	155
102786	Ralph G. Sablan, M.D. or Maryanne G. Sablan	400
102957	Ralph G. Sablan, M.D. or Maryanne G. Sablan	300
	TOTAL SHARES:	101,019

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE
Jean Kerr Exemption Trust		Jean Kerr Exemption Trust

By:	/s/ John L. Kerr		/s/ Roger Crouthamel
	It’s Trustee	By:	Roger Crouthamel
Dated:	9/12/90		It’s Co-Trustee

/s/ John L. Kerr
John L. Kerr

Dated:	9/12/90

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

JOHN L. KERR

STOCK	NAMES	SHARES
102490	Jean Kerr Exemption Trust	25,000
102644	John L. Kerr	100
	TOTAL SHARES:	25,100

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Felino B. Amistad		/s/ Polly R. Amistad
Felino B. Amistad		Polly R. Amistad

Dated:	9/22/90

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

FELINO B. AMISTAD

STOCK	NAMES	SHARES
100609	Felino B. Amistad or Polly R. Amistad	30,000
100695	Felino B. Amistad or Polly R. Amistad	192
100725	Felino B. Amistad or Polly R. Amistad	33,600
101247	Felino B. Amistad	6,000
101391	Felino B. Amistad or Polly R. Amistad	21,702
102120	Felino B. Amistad or Polly R. Amistad	180
102251	Felino B. Amistad or Polly R. Amistad	408
102262	Felino B. Amistad or Polly R. Amistad	8,000
102338	Felino B. Amistad or Felino R. Amistad	1,600
102668	Felino B. Amistad or Polly R. Amistad	160
102859	Felino B. Amistad or Polly R. Amistad	860
102959	Felino B. Amistad or Polly R. Amistad	44
102963	Felino B. Amistad or Polly R. Amistad	1,123
	TOTAL SHARES:	103,869

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Joe T. San Agustin		/s/ Carmen S. San Agustin
Joe T. San Agustin		Carmen S. San Agustin

Dated:	9/25/90

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

JOE T. SAN AGUSTIN

STOCK	NAMES	SHARES
102547	Joe T. San Agustin or Carmen S. San Agustin	200
102555	Joe T. San Agustin or Carmen S. San Agustin	45
102860	Joe T. San Agustin or Carmen S. San Agustin	4,842
102958	Joe T. San Agustin or Carmen S. San Agustin	39
	TOTAL SHARES:	5,126

SHAREHOLDERS/RECORD NAME		CONSENT OF SPOUSE

/s/ Luis G. Camacho		/s/ Cynthia L. Camacho
Luis G. Camacho		Cynthia L. Camacho

Dated:	10/10/90

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

LUIS G. CAMACHO

STOCK	NAMES	SHARES
100610	Luis G. Camacho or Cynthia L. Camacho	16,800
100647	Luis G. Camacho or Cynthia L. Camacho	2,868
101392	Luis G. Camacho or Cynthia L. Camacho	21,702
101393	Luis G. Camacho or Cynthia L. Camacho	1,200
101705	Luis G. Camacho or Cynthia L. Camacho	9,226
101714	Luis G. Camacho or Cynthia L. Camacho	1,800
102348	Luis G. Camacho or Cynthia L. Camacho	1,200
102428	Luis G. Camacho or Cynthia L. Camacho	135
102498	Luis G. Camacho or Cynthia L. Camacho	640
102553	Luis G. Camacho or Cynthia L. Camacho	405
102670	Luis G. Camacho or Cynthia L. Camacho	87
102708	Luis G. Camacho or Cynthia L. Camacho	224
	TOTAL SHARES:	56,287

SHAREHOLDERS/RECORD NAME	CONSENT OF SPOUSE

/s/ Anita Wu Chan	/s/ Roger Chan by Anita Wu Chan Attorney In Fact
Anita Wu Chan	Roger Chan

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Dated:

Consent to this Agreement is hereby given:

BANK OF GUAM

By:	/s/ Jesus S. Leon Guerrero

Dated:

EXHIBIT A

ANITA WU CHAN

STOCK	NAMES	SHARES
102592	Anita Wu Chan and Roger Chan JT TEN	7,608
102593	Anita Wu Chan and Roger Chan JT TEN	2,856
102594	Anita Wu Chan and Roger Chan JT TEN	2,400
102595	Anita Wu Chan and Roger Chan JT TEN	2,400
102596	Anita Wu Chan and Roger Chan JT TEN	600
102597	Anita Wu Chan and Roger Chan JT TEN	600
102598	Anita Wu Chan and Roger Chan JT TEN	600
102599	Anita Wu Chan and Roger Chan JT TEN	600
102600	Anita Wu Chan and Roger Chan JT TEN	1,800
102601	Anita Wu Chan and Roger Chan JT TEN	1,200
102602	Anita Wu Chan and Roger Chan JT TEN	1,200
102603	Anita Wu Chan and Roger Chan JT TEN	1,200
102604	Anita Wu Chan and Roger Chan JT TEN	1,200
102605	Anita Wu Chan and Roger Chan JT TEN	1,200
102606	Anita Wu Chan and Roger Chan JT TEN	21,702
102607	Anita Wu Chan and Roger Chan JT TEN	1,800
102608	Anita Wu Chan and Roger Chan JT TEN	238
102609	Anita Wu Chan and Roger Chan JT TEN	13,362
102610	Anita Wu Chan and Roger Chan JT TEN	1,600
102611	Anita Wu Chan and Roger Chan JT TEN	400
102612	Anita Wu Chan and Roger Chan JT TEN	1,000
102613	Anita Wu Chan and Roger Chan JT TEN	135
102829	Anita Wu Chan and Roger Chan JT TEN	700
102837	Anita Wu Chan and Roger Chan JT TEN	124
	TOTAL SHARES:	66,525